Exhibit 107

Calculation of Filing Fee Tables

Form S-1
Form S-4

(Form Type)

Surf Air Mobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be paid	Equity	Common stock, par value US$0.0001 per share		(1)		$100,000,000	(1)	.00011020	$11,020.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A			N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A

	Total Offering Amounts					$100,000,000			$11,020.00
	Total Fees Previously Paid								-
	Total Fee Offsets								$11,020.00	(2)
	Net Fee Due								$0	(2)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Surf Air Mobility Inc.	S-4	333-267987	October 24, 2022		$11,020.00	(3)	(3)	(3)	$204,368,056
Fee Offset Sources	Surf Air Mobility Inc.	S-4	333-267987		October 24, 2022						$11,020.00	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended. Given that there is no proposed maximum offering price per share of Common Stock, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value of the Common Stock the registrant registers, which will be calculated from its unaudited pro forma balance sheet as of March 31, 2023. Given that shares of the registrant’s Common Stock are not traded on an exchange or over-the-counter, the registrant did not use the trading prices of its Common Stock in accordance with Rule 457(c).

(2)	The registrant previously filed a Registration Statement on Form S-4 with the SEC on October 24, 2022 (File No. 333-267987) (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $22,521.35. On February 21, 2023, the registrant withdrew the Prior Registration Statement prior to a declaration of effectiveness thereof and prior to the sale and issuance of any securities thereunder. In accordance with Rule 457(p) under the Securities Act, the registrant is using $11,020.00 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fee is due to be paid at this time.

(3)	The Prior Registration Statement registered shares of the registrant’s Common Stock, par value $0.0001 per share, Warrants to purchase Common Stock and Common Stock issuable upon exercise of Warrants.